Exhibit 99.1

NEWS RELEASE
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For Immediate Release
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                       NOVELIS DECLARES QUARTERLY DIVIDEND

ATLANTA - Feb. 23, 2006 - The Board of Directors of Novelis Inc. (NYSE: NVL) (TSX: NVL) today declared a regular quarterly dividend of US$0.09 per share on outstanding common stock, payable March 23, 2006, to shareholders of record at the close of business on March 8, 2006.

There are approximately 74 million common shares of Novelis Inc. stock outstanding.

Novelis is the global leader in aluminum rolled products and aluminum can recycling. The Company has 36 operating facilities in 11 countries and more than 13,000 employees. Novelis has the unrivaled capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America, and South America. Through its advanced production capabilities, the company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information, visit www.novelis.com.

Statements made in this news release which describe Novelis' intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. Reference should be made to Novelis' registration statement on form S-4 filed with the Securities and Exchange Commission for a discussion of major risk factors.

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MEDIA CONTACT:                                       INVESTOR CONTACT:
Charles Belbin                                       Holly Ash
+1 404 814 4260                                      +1 404 814 4212
charles.belbin@novelis.com                           holly.ash@novelis.com